Exhibit 99.1

FOR IMMEDIATE RELEASE	Contact:	Jim Bauer
Investor Relations
(678) 473-2647
jim.bauer@arrisi.com
ARRIS ANNOUNCES PRELIMINARY AND UNAUDITED
SECOND QUARTER 2010 RESULTS
Suwanee, Ga. (July 28, 2010) ARRIS Group, Inc. (NASDAQ:ARRS), a global technology leader in the development of advanced cable telephony, next generation high-speed data, demand driven video solutions, operations software and broadband access equipment, today announced preliminary and unaudited financial results for the second quarter 2010.
Revenues in the second quarter 2010 were $280.4 million, up approximately $1.9 million as compared to second quarter 2009 revenues of $278.5 million, and up $13.7 million as compared to first quarter 2010 revenues of $266.7 million. Through the first half of 2010 and 2009, revenues were $547.1 million and $532.0 million, respectively.
Adjusted net income (a non-GAAP measure) in the second quarter 2010 was $0.24 per diluted share, compared to $0.27 per diluted share for the second quarter 2009 and $0.24 per diluted share for the first quarter of 2010. Year to date, adjusted net income was $0.48 per diluted share for 2010 as compared to $0.45 per diluted share in 2009.
GAAP net income in the second quarter 2010 was $0.15 per diluted share, as compared to second quarter 2009 GAAP net income of $0.18 per diluted share and the first quarter 2010 GAAP net income of $0.15 per diluted share. Year to date, GAAP net income was $0.30 per diluted share in 2010 as compared to GAAP net income of $0.28 per diluted share in 2009. Significant GAAP items that have been excluded in computing adjusted net income and adjusted net income per diluted share include amortization of intangible assets, equity compensation, non-cash interest expense, restructuring charges, and certain discrete tax items. A reconciliation of adjusted net income to GAAP net income per share is attached to this release and also can be found on the Company’s website (www.arrisi.com).
Gross margin for the second quarter 2010 was 40.4%, which compares to the second quarter 2009 gross margin of 42.1% and the first quarter 2010 gross margin of 42.2%.

The Company ended the second quarter 2010 with $663.4 million of cash, cash equivalents and short-term investments, up in the aggregate by approximately $139.3 million from the end of the second quarter 2009 and up $2.3 million from the end of the first quarter 2010. The Company generated $35.2 million of cash from operating activities during the second quarter 2010 and $83.4 million through the first six months of 2010, which compares to $94.3 million and $108.2 million during the same periods in 2009, respectively.
Order backlog at the end of the second quarter 2010 was $174.1 million as compared to $165.7 million and $195.1 million at the end of the second quarter 2009 and the first quarter 2010, respectively. The Company’s book-to-bill ratio in the second quarter 2010 was 0.92 as compared to the second quarter 2009 of 1.04 and the first quarter 2010 of 1.19.
“The second quarter closed in line with our expectations and I continue to believe that we are well positioned for long-term growth,” said Bob Stanzione, ARRIS Chairman & CEO. “I am particularly encouraged by our progress related to future products that will enable hybrid and full IP video architectures that our customers are now exploring. Also of note is that during the second quarter 2010, we repurchased approximately 1.9 million shares of ARRIS common stock for $20.6 million and repurchased $5.0 million (face value) of Convertible Notes for $4.8 million.”
During the quarter the Company displayed its leading edge products at the National Cable show in Los Angles. A highlight of the show was the ARRIS IP Video Architecture, which accelerates the introduction and deployment of an open, scalable, converged IP Video service offering over cable that is both capital and operational expense efficient.
“Looking forward, we now project that third quarter 2010 revenues for the Company will be in the range of $270 to $290 million, with adjusted net income per diluted share in the range of $0.16 to $0.20 and GAAP net income per diluted share, in the range of $0.07 to $0.11,” said David Potts, ARRIS EVP & CFO. “We are projecting accelerating DOCSIS 3.0 EMTA deployments. At the same time we anticipate some change in mix, in particular a modest decline in our CMTS revenue.”
ARRIS management will conduct a conference call at 5:00 pm EDT, today, Wednesday, July 28, 2010, to discuss these results in detail. You may participate in this conference call by dialing 888-679-8035 or 617-213-4848 for international calls prior to the start of the call and providing the ARRIS Group, Inc. name, conference pass code 73491299 and Jim Bauer as the moderator. Please note that ARRIS will not accept any calls related to this earnings release until after the conclusion of the 5:00pm EDT conference call. A replay of the conference call can be accessed approximately two hours after the call through Wednesday, August 4, 2010 by dialing 888-286-8010 or 617-801-6888 for international calls and using the pass code 47814593. A replay also will be made available for a period of 12 months following the conference call on ARRIS’ website at www.arrisi.com.
About ARRIS
ARRIS is a global communications technology company specializing in the design, engineering and supply of technology supporting triple and quad-play broadband services for residential and business customers around the world. The company supplies broadband operators with the tools and platforms they need to deliver carrier-grade telephony, demand driven video, next-generation advertising, network and workforce management solutions, access and transport architectures and ultra high-speed data services. Headquartered in Suwanee, Georgia, USA, ARRIS has R&D centers in Suwanee, GA; Beaverton, OR; Chicago, IL; Kirkland, WA; State College, PA; Wallingford, CT; Waltham, MA; Cork, Ireland; and Shenzhen, China, and operates support and sales offices throughout the world. Information about ARRIS products and services can be found at www.arrisi.com.
Forward-looking statements:
Statements made in this press release, including those related to:
•	growth expectations and business prospects;

•	third quarter and 2010 revenues and net income;

•	expected sales levels and acceptance of new ARRIS products; and

•	the general market outlook and industry trends
are forward-looking statements. These statements involve risks and uncertainties that may cause actual results to differ materially from those set forth in these statements. Among other things,
•	projected results for the third quarter as well as the general outlook for 2010 and beyond are based on preliminary estimates, assumptions and projections that management believes to be reasonable at this time, but are beyond management’s control;

•	ARRIS’ customers operate in a capital intensive consumer based industry, and the current volatility in the capital markets or changes in customer spending may adversely impact their ability or willingness to purchase the products that the Company offers; and

•	because the market in which ARRIS operates is volatile, actions taken and contemplated may not achieve the desired impact relative to changing market conditions and the success of these strategies will be dependent on the effective implementation of those plans while minimizing organizational disruption.

In addition to the factors set forth elsewhere in this release, other factors that could cause results to differ from current expectations include: the uncertain current economic climate and its impact on our customers’ plans and access to capital; the impact of rapidly changing technologies; the impact of competition on product development and pricing; the ability of ARRIS to react to changes in general industry and market conditions including regulatory developments; rights to intellectual property, market trends and the adoption of industry standards; and consolidations within the telecommunications industry of both the customer and supplier base. These factors are not intended to be an all-encompassing list of risks and uncertainties that may affect the Company’s business. Additional information regarding these and other factors can be found in ARRIS’ reports filed with the Securities and Exchange Commission, including its Form 10-Q for the quarter ended March 31, 2010. In providing forward-looking statements, the Company expressly disclaims any obligation to update publicly or otherwise these statements, whether as a result of new information, future events or otherwise.

ARRIS GROUP, INC.
PRELIMINARY CONSOLIDATED BALANCE SHEETS
(in thousands)
(unaudited)

	June 30,	March 31,	December 31,	September 30,	June 30,
	2010	2010	2009	2009	2009
ASSETS
Current assets:
Cash and cash equivalents	$370,932	$500,044	$500,565	$461,795	$476,846
Short-term investments, at fair value	292,421	161,012	125,031	99,917	47,195

	663,353	661,056	625,596	561,712	524,041

Restricted cash	4,478	4,476	4,475	4,473	4,552
Accounts receivable, net	139,673	139,207	143,708	119,125	128,482
Other receivables	6,368	3,057	6,113	2,235	5,904
Inventories, net	78,830	79,907	95,851	100,024	115,944
Prepaids	10,196	10,546	11,675	10,764	7,700
Current deferred income tax assets	30,469	37,324	35,994	32,883	41,166
Other current assets	21,329	14,328	18,896	17,193	12,361

Total current assets	954,696	949,901	942,308	848,409	840,150

Property, plant and equipment, net	56,128	56,223	57,195	58,339	60,048
Goodwill	235,122	235,256	235,388	234,416	231,684
Intangible assets, net	186,529	195,551	204,572	201,351	208,822
Investments	29,485	25,435	20,618	30,574	10,317
Noncurrent deferred income tax assets	6,127	6,298	6,759	3,593	3,870
Other assets	6,755	8,050	8,776	7,648	6,251

	$1,474,842	$1,476,714	$1,475,616	$1,384,330	$1,361,142

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current liabilities:
Accounts payable	$72,652	$44,523	$53,979	$42,659	$48,859
Accrued compensation, benefits and related taxes	20,696	23,639	36,936	27,054	20,753
Accrued warranty	3,539	3,632	4,265	5,292	5,185
Deferred revenue	44,913	53,024	47,044	35,423	43,727
Current portion of long-term debt	50	87	124	148	148
Current deferred income tax liability	—	—	—	250	248
Other accrued liabilities	24,476	42,978	46,203	34,979	35,852

Total current liabilities	166,326	167,883	188,551	145,805	154,772
Long-term debt, net of current portion	212,914	214,131	211,248	208,433	205,710
Accrued pension	17,058	16,733	16,408	18,914	19,665
Noncurrent income taxes payable	16,523	16,248	14,815	10,632	12,386
Noncurrent deferred income tax liability	28,705	33,577	37,204	35,188	33,999
Other noncurrent liabilities	15,704	16,871	16,021	15,301	15,094

Total liabilities	457,230	465,443	484,247	434,273	441,626

Stockholders’ equity:
Preferred stock	—	—	—	—	—
Common stock	1,405	1,402	1,388	1,385	1,379
Capital in excess of par value	1,194,829	1,187,854	1,183,872	1,177,958	1,169,223
Treasury stock at cost	(99,645)	(79,019)	(75,960)	(75,960)	(75,960)
Unrealized gain (loss) on marketable securities	217	2	28	(60)	(161)
Unfunded pension liability	(6,041)	(6,041)	(6,041)	(8,070)	(8,070)
Accumulated deficit	(72,969)	(92,743)	(111,734)	(145,012)	(166,711)
Cumulative translation adjustments	(184)	(184)	(184)	(184)	(184)

Total stockholders’ equity	1,017,612	1,011,271	991,369	950,057	919,516

	$1,474,842	$1,476,714	$1,475,616	$1,384,330	$1,361,142

ARRIS GROUP, INC.
PRELIMINARY CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except per share data)

	For the Three Months		For the Six Months
	Ended June 30,		Ended June 30,
	2010	2009	2010	2009
	(unaudited)	(unaudited)	(unaudited)	(unaudited)
Net sales	$280,355	$278,521	$547,052	$532,039
Cost of sales	167,077	161,241	321,263	319,249

Gross margin	113,278	117,280	225,789	212,790

Operating expenses:
Selling, general, and administrative expenses	34,458	39,128	69,576	74,471
Research and development expenses	35,538	30,143	69,903	58,538
Restructuring charges	21	592	73	712
Amortization of intangible assets	9,022	9,263	18,043	18,526

	79,039	79,126	157,595	152,247

Operating income	34,239	38,154	68,194	60,543
Other expense (income):
Interest expense	4,765	4,278	9,195	8,765
Loss (gain) on investments	114	(512)	(31)	(215)
Loss on foreign currency	457	1,570	189	2,528
Interest income	(696)	(363)	(1,070)	(748)
Gain on debt retirement	(115)	—	(115)	(4,152)
Other (income) expense, net	(131)	(522)	(173)	(624)

Income from continuing operations before income taxes	29,845	33,703	60,199	54,989
Income tax expense	10,071	10,794	21,434	19,198

Net income	$19,774	$22,909	$38,765	$35,791

Net income per common share
Basic	$0.16	$0.18	$0.31	$0.29

Diluted	$0.15	$0.18	$0.30	$0.28

Weighted average common shares:
Basic	126,584	124,412	126,277	123,849

Diluted	130,690	128,054	130,334	126,482

ARRIS GROUP, INC.
PRELIMINARY CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands)

	For the Three Months		For the Six Months
	Ended June 30,		Ended June 30,
	2010	2009	2010	2009
	(unaudited)	(unaudited)	(unaudited)	(unaudited)
Operating Activities:
Net income	$19,774	$22,909	$38,765	$35,791
Depreciation	5,697	5,135	11,056	9,962
Amortization of intangible assets	9,022	9,263	18,043	18,526
Stock compensation expense	5,752	4,053	10,273	7,454
Deferred income tax provision (benefit)	2,154	(762)	(2,341)	3,927
Amortization of deferred finance fees	177	179	357	368
Provision for doubtful accounts	(3)	(16)	292	(10)
Loss (gain) on investments	115	(512)	(31)	(215)
Loss on disposal of fixed assets	21	30	32	30
Non-cash interest expense	2,884	2,718	5,767	5,536
Gain on debt retirement	(115)	—	(115)	(4,152)
Excess income tax benefits from stock-based compensation plans	(161)	(125)	(2,647)	(556)

Changes in operating assets & liabilities, net of effects of acquisitions and disposals:
Accounts receivable	(463)	27,326	3,743	30,971
Other receivables	(3,590)	212	(1,170)	(1,820)
Inventory	1,077	4,830	17,021	13,808
Income taxes payable/recoverable	(12,175)	3,055	(3,008)	1,932
Accounts payable and accrued liabilities	5,312	13,300	(19,623)	(22,316)
Other, net	(266)	2,714	7,008	8,918

Net cash provided by operating activities	35,212	94,309	83,422	108,154

Investing Activities:
Purchases of property, plant, and equipment	(5,626)	(5,802)	(10,280)	(10,868)
Cash paid for acquisition, net of cash acquired	—	—	—	(200)
Cash proceeds from sale of property, plant & equipment	3	1	243	1
Purchases of short-term investments	(188,650)	(34,896)	(231,086)	(58,766)
Disposals of short-term investments	53,054	18,131	55,154	33,937

Net cash provided used in investing activities	(141,219)	(22,566)	(185,969)	(35,896)

Financing Activities:
Payment of debt obligations	(37)	(36)	(74)	(72)
Early redemption of long-term debt	(4,800)	—	(4,800)	(10,556)
Repurchase of common stock	(20,626)	—	(23,685)	—
Excess income tax benefits from stock-based compensation plans	161	125	2,647	556
Repurchase of shares to satisfy employee tax withholdings	(432)	(373)	(6,425)	(2,180)
Proceeds from issuance of common stock	2,629	6,449	5,251	6,946

Net cash provided by (used in) financing activities	(23,105)	6,165	(27,086)	(5,306)

Net increase (decrease) in cash and cash equivalents	(129,112)	77,908	(129,633)	66,952
Cash and cash equivalents at beginning of period	500,044	398,938	500,565	409,894

Cash and cash equivalents at end of period	$370,932	$476,846	$370,932	$476,846

ARRIS GROUP, INC.
PRELIMINARY SUPPLEMENTAL NET INCOME RECONCILIATION
(in thousands, except per share data)
(unaudited)

	Q1 2010		Q2 2010		First Half 2010
		Per Diluted		Per Diluted		Per Diluted
	Amount	Share	Amount	Share	Amount	Share
Net income	$18,991	$0.15	$19,774	$0.15	$38,765	$0.30

Highlighted items:
Impacting gross margin:
Stock compensation expense	433	—	481	—	914	0.01

Impacting operating expenses:
Acquisition costs, restructuring and other	52	—	21	—	73	—
Amortization of intangible assets	9,022	0.07	9,022	0.07	18,044	0.14
Stock compensation expense	4,088	0.03	5,272	0.04	9,360	0.07

Impacting other (income) / expense:
Non-cash interest expense	2,883	0.02	2,884	0.02	5,767	0.04
Gain on debt retirement	—	—	(115)	—	(115)	—

Impacting income tax expense:

Adjustments of income tax valuation allowances and research & development credits and other	1,222	0.01	(351)	—	871	0.01
Tax related to highlighted items above	(5,505)	(0.04)	(6,170)	(0.05)	(11,675)	(0.09)

Total highlighted items	12,195	0.09	11,044	0.08	23,239	0.18

Net income excluding highlighted items	$31,186	$0.24	$30,818	$0.24	$62,004	$0.48

Weighted average common shares — diluted		129,975		130,690		130,334

	Q1 2010		Q2 2010		First Half 2010
		Per Diluted		Per Diluted		Per Diluted
	Amount	Share	Amount	Share	Amount	Share
Net income	$12,882	$0.10	$22,909	$0.18	$35,791	0.28

Highlighted items:
Impacting gross margin:
Stock compensation expense	303	—	366	—	669	0.01

Impacting operating expenses:
Acquisition costs, restructuring and other	120	—	592	—	712	0.01
Amortization of intangible assets	9,263	0.07	9,263	0.07	18,526	0.15
Stock compensation expense	3,098	0.02	3,687	0.03	6,785	0.05

Impacting other (income) / expense:
Non-cash interest expense	2,818	0.02	2,718	0.02	5,536	0.04
Gain on debt retirement	(4,152)	(0.03)	—	—	(4,152)	(0.03)

Impacting income tax expense:

Adjustments of income tax valuation allowances and research & development credits and other	1,455	0.01	—	—	1,455	0.01
Tax related to highlighted items above	(3,646)	(0.03)	(5,322)	(0.04)	(8,968)	(0.07)

Total highlighted items	9,259	0.07	11,304	0.09	20,563	0.16

Net income excluding highlighted items	$22,141	$0.18	$34,213	$0.27	$56,354	$0.45

Weighted average common shares — diluted		124,920		128,054		126,482

With respect to stock compensation expense, ARRIS records non-cash compensation expense related to grants of options and restricted stock. Depending upon the size, timing and the terms of the grants, this non-cash compensation expense may vary significantly. With respect to amortization of intangibles, the intangibles being amortized relate to our acquisitions. The acquisition costs, restructuring, and other reflect items that, although they or similar items might recur, are of a nature and magnitude that identifying them separately provides investors with a greater ability to project ARRIS’ future performance. With respect to the convertible debt non-cash interest, ARRIS records non-cash interest expense related to the 2013 convertible debt as a result of the adoption of FSP ABP 14-1 on January 1, 2009. Disclosing the non-cash piece provides investors with the information regarding interest that will not be paid out in cash. In the first and second quarters of 2010 and in the first quarter of 2009, income tax expense adjustments were recorded for state valuation allowances and research and development tax credits. During the first quarter of 2009, and second quarter of 2010 ARRIS repurchased a portion of their convertible debt and recognized a gain of approximately $4.2 million and $0.1 million, respectively.
In assessing operating performance and preparing budgets and forecasts, ARRIS’ management considers performance after making these adjustments and believes that providing investors with the same information provides greater transparency and insight into management’s analysis.

ARRIS GROUP, INC.
PRELIMINARY SUPPLEMENTAL OPERATING INCOME RECONCILIATIONS
(unaudited)
(in thousands)

	Q1 2010	Q2 2010	First Half 2010
	(unaudited)	(unaudited)	(unaudited)
Operating Income as reported	$33,955	$34,239	$68,194
Operating Income as a % of sales	13%	12%	12%
Highlighted Items:
Stock compensation expense	4,521	5,753	10,274
Acquisition costs, restructuring and other	52	21	73
Amortization of intangible assets	9,022	9,022	18,044

Operating Income excluding highlighted items	47,550	49,035	96,585
Operating Income excluding highlighted items as a % of sales	18%	17%	18%

	Q1 2009	Q2 2009	First Half 2009
	(unaudited)	(unaudited)	(unaudited)
Operating Income as reported	$22,389	$38,154	$60,543
Operating Income as a % of sales	9%	14%	11%
Highlighted Items:
Stock compensation expense	3,401	4,053	7,454
Acquisition costs, restructuring and other	120	592	712
Amortization of intangible assets	9,263	9,263	18,526

Operating Income excluding highlighted items	35,173	52,062	87,235
Operating Income excluding highlighted items as a % of sales	14%	19%	16%
See the Preliminary Supplemental Net Income Reconciliation for a discussion regarding these adjustments and management’s reasoning for providing this adjusted financial measure.

ARRIS GROUP, INC.
Net Income Reconciliation (unaudited)
Q3 2010 EPS Guidance

Estimated GAAP EPS — diluted	$0.07 - $0.11
Reconciling Items:
Amortization of intangibles, after tax	0.05
Stock compensation expense, after tax	0.03
Non-cash interest expense, after tax	0.01

Subtotal	0.09

Estimated adjusted (non-GAAP) EPS — diluted	$0.16 - $0.20

See the Preliminary Supplemental Net Income Reconciliation for a discussion regarding these adjustments and management’s reasoning for providing this adjusted financial measure.